Exhibit 10.40
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
GM-CSF License Agreement
     This GM-CSF License Agreement (the “Agreement”) is made and entered into effective as of November 21, 2005 (the “Effective Date”), by and between Micromet AG, having its principal offices at Staffelseestrasse 2, 81477 Munich, Germany (“Micromet”), and Enzon Pharmaceuticals, Inc., having its principal offices at 685 Route 202/206, Bridgewater, New Jersey 08807, USA (“Enzon”). Micromet and Enzon each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
     Whereas, on the Effective Date the Parties have terminated that certain Collaboration Agreement, dated as of April 9, 2002, as amended on June 28, 2004 (the “Collaboration Agreement”);
     Whereas, the Parties performed certain research activities under the GM-CSF Program, as defined below, pursuant to the Collaboration Agreement;
     Whereas, the Parties desire to reallocate the rights and responsibilities of the Parties with respect to further research and development of the GM-CSF Target (as defined below);
     Now, therefore, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1. Definitions
     When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular. Any references herein to the Collaboration Agreement, including definitions defined by reference, will be construed as referring to the Collaboration Agreement as it existed immediately prior to its termination on the Effective Date.
     1.1 “Affiliate” means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

     1.2 “Antibody” means a molecule or gene encoding such a molecule comprising or containing at least one immunoglobulin variable domain or parts of such domain or any existing or future fragments, variants, modifications or antibody derivatives thereof.
     1.3 “Antibody Product” means any composition or formulation consisting of or comprising one or more Antibodies (other than Single Chain Antibodies) that is under development, approved or used for the diagnosis, prophylaxis or treatment of human or non-human diseases or conditions.
     1.4 “Antigen” means any structure with binding affinity to antibody variable domains.
     1.5 “BiTE Product” means any composition or formulation consisting of or comprising a bi-specific Single Chain Antibody expressed as a single polypeptide chain, binding to T-cells.
     1.6 “BLA” means a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, or a foreign equivalent to such application.
     1.7 “Collaboration Agreement” has the meaning set forth in the recitals of this Agreement.
     1.8 “Commercialization” means the marketing, promotion, advertising, selling or distribution of a pharmaceutical product in a country after marketing approval has been obtained in such country for such product. The term “Commercialize” has a correlative meaning.
     1.9 “Commercialization Partner” means a Third Party that is a party to a Product License Agreement.
     1.10 “Controlled” means, with respect to any Know-How, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Know-How, Patent or right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.
     1.11 “Curis Cross-License Agreements” means those certain cross-license agreements dated as of November 23, 1993, between Enzon and Creative BioMolecules, Inc., with respect to which Curis, Inc. was the assignee of Creative BioMolecules, Inc., and with respect to which Micromet was the assignee of Curis, Inc.
     1.12 “Enzon GM-CSF Know-How” means any and all Know-How in the Control or possession of Enzon or its Affiliates that was generated under the GM-CSF Program and that relates to the research and development of pharmaceutical products binding to the GM-CSF Target.
     1.13 “Enzon Collaboration Patents” has the meaning as defined in the Collaboration Agreement (which definition is hereby incorporated herein by reference).

     1.14 “Enzon Licensed Patents” means those Patents now owned by or licensed to Enzon which were the subject of a nonexclusive license to Micromet, as ultimate assignee of Creative BioMolecules, Inc., pursuant to the Curis Cross-License Agreements, including without limitation those Patents identified in Appendix A hereto.
     1.15 “Enzon Licensed Technology” means the Enzon Licensed Patents, Enzon Collaboration Patents and the Enzon GM-CSF Know-How.
     1.16 “Exploit” or “Exploitation” means to make, have made, import, use, sell, offer for sale, or otherwise dispose of a product, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.
     1.17 “GM-CSF Program” means the program of research relating to the GM-CSF Target undertaken pursuant to the Collaboration Agreement.
     1.18 “GM-CSF Target” means the whole or part of the human granulocyte macrophage-colony stimulating factor identified by the SWISS-PROT entry name CSF2_HUMAN and accession number P04141.
     1.19 “Industrial SCA Product” means any composition or formulation consisting of or comprising one or more Single Chain Antibodies intended for any use other than for research or diagnosis, prophylaxis, or treatment of disease or conditions in humans and other animals.
     1.20 “Know-How” means (a) any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, and (b) any biological, chemical, or physical materials.
     1.21 “Licensed Antibody” means any Antibody (including Single Chain Antibodies) that binds to the GM-CSF Target and: (i) is identified by or on behalf of Micromet through the use of any Enzon Licensed Technology, or (ii) the composition, manufacture, use or sale of which is embraced by any Enzon Licensed Technology.
     1.22 “Licensed Product” means any Antibody Product, SCA Product, Non-Human SCA Product, Research Product, Industrial SCA Product, or BiTE Product that consists of, comprises or contains a Licensed Antibody.
     1.23 “Losses” means all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any and all liability suits, investigations, claims or demands.
     1.24 “Net Sales” has the meaning assigned to it in Appendix C.

     1.25 “Non-Human SCA Product” means any composition or formulation consisting of or comprising one or more Single Chain Antibodies under development, approved or used for the diagnosis, prophylaxis or treatment of non-human diseases or conditions, but excluding any BiTE Products.
     1.26 “Other Patents” means any Patents Controlled by Enzon as of the Effective Date as well as any Patents claiming inventions first conceived or reduced to practice by or on behalf of Enzon or its respective Affiliates as of the Effective Date or first filed within [***] thereafter, but excluding any Patent that is (i) a Collaboration Patent, or (ii) an Enzon Licensed Patent. For the avoidance of doubt, “Other Patents” excludes any Patents Controlled at the time of a Change of Control by a Third Party that is a party in the transaction resulting in a Change of Control of Enzon. “Change of Control” means the sale of more than [***]% of Enzon’s voting stock or more than [***]% of Enzon’s assets (on the basis of their book value) to a Third Party or group of Third Parties acting in concert, or a swap, contribution or merger including within the meaning of the Law on the Transformation of Companies (Umwandlungsgesetz) in respect of which more than [***]% of Enzon’s voting stock.
     1.27 “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications.
     1.28 “Product License Agreement” means any agreement between Micromet and a Third Party under which such Third Party is granted the right to Commercialize a Licensed Product.
     1.29 “Research Product” means a product consisting of, comprising or containing one or more Single Chain Antibodies used for research purposes and not for the diagnosis, prophylaxis or treatment of human or non-human diseases or conditions.
     1.30 “Royalty Term” has the meaning ascribed to it in Section 3.1.
     1.31 “SCA Product” means any composition or formulation consisting of or comprising one or more Single Chain Antibodies that is under development, approved or used for the diagnosis, prophylaxis or treatment of human diseases or conditions, but excluding any BiTE Product.
     1.32 “Single Chain Antibody” means a single chain polypeptide having binding affinity for an Antigen and a defined amino acid sequence whereby such polypeptide comprises (i) a first polypeptide segment having a light chain variable region, (ii) a second polypeptide having a heavy chain variable region, and (iii) at least one peptide linker linking the first and second polypeptides into a single chain polypeptide.
     1.33 “Term” has the meaning assigned to it in section 7.1.

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     1.34 “Therapeutic SCA Product” means an SCA Product under development or approved for the treatment or prophylaxis of human diseases or conditions.
     1.35 “Third Party” means any party other than Micromet, Enzon or their respective Affiliates.
     1.36 “Valid Claim” means (a) any claim of an issued and unexpired patent within the Enzon Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or unappealable decision, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending claim in a pending patent application within the Enzon Licensed Patents. Notwithstanding clause (b) above, in the event that a pending claim in a pending patent application does not issue as a valid and enforceable claim in an issued patent within [***] years after the earliest date from which such patent application claims priority, such a pending claim will not be a Valid Claim, unless and until such pending claim subsequently issues as a valid and enforceable claim in an issued patent, in which case such claim will be reinstated and be deemed to be a Valid Claim as of the date of issuance of such patent.
2. Grant Of License
     2.1 License Grant.
          2.1.1 Enzon hereby grants to Micromet an exclusive, worldwide, royalty-bearing (as set forth in section 3.1) license under the Enzon Licensed Technology to Exploit Licensed Products.
          2.1.2 Enzon hereby grants to Micromet a worldwide, non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable and non-terminable license under the PEG Collaboration Patents (as defined in the Collaboration Agreement, which definition is hereby incorporated in this Agreement by reference), with the right to grant and authorize the grant of sublicenses, to Exploit Licensed Products.
          2.1.3 The licenses set forth in this section 2.1 shall be subject to the field limitations set forth on Appendix B.
          2.1.4 Freedom to Operate. Enzon hereby grants Micromet a worldwide, royalty-free, non-exclusive license under its Other Patents, with the right to grant and authorize the grant of sublicenses, to Exploit Licensed Products.
     2.2 Amending Field Limitations. The field limitations listed in Appendix B set forth the understanding of the Parties as of the Effective Date regarding the scope of such limitations arising from license agreements under which licenses to Patents within the Enzon Licensed Patents were granted to Third Parties prior to the Effective Date. Upon request of a Party, the Parties will amend Appendix B as necessary to include additional or different limitations of which the requesting Party in good faith was unaware as of the Effective Date.

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Furthermore, upon expiration or termination of a license agreement that was the basis of a limitation listed in Appendix B, such limitation will be deemed stricken from Appendix B as of the date of such expiration or termination.
     2.3 Technology Transfer. Enzon will provide or make available to Micromet any Enzon GM-CSF Know-How or other materials or data relating to the GM-CSF Program that exist as of the Effective Date and that are necessary or useful for the development of Licensed Products, as reasonably requested by Micromet. Enzon will transfer such materials in accordance with procedures agreed upon by the Parties.
     2.4 Exclusivity. Enzon hereby covenants during the [***]year period commencing on the Effective Date not to commence or perform, itself or with or through an Affiliate or any Third Party, any research program or other activities directed at identifying, developing or commercializing any Antibody (including Single Chain Antibodies) that binds to the GM-CSF Target.
3. Financial Terms
     3.1 Royalty on Net Sales. Micromet will pay to Enzon a royalty equal to [***]% of Net Sales of Licensed Products. The term of such royalty payment obligation (the “Royalty Term”) will commence as of the first commercial sale of a Licensed Product by Micromet, its Affiliates or sublicensees in a particular country and will expire, on a country-by-country basis, [***] years after such first commercial sale. Such royalty will be due within [***] ([***]) days following the end of each calendar quarter during which Net Sales occurred or, if later, within [***] ([***]) days after receipt of the royalty payment with respect to such Net Sales from a sublicensee.
     3.2 Payment Terms.
          3.2.1 Reporting. On or before January 30 of each year during the Term until the first receipt of Net Sales, Micromet will provide to Enzon a written annual report on the development activities undertaken by Micromet with respect to Licensed Products. Micromet will inform Enzon in writing upon the first receipt of any amount of Net Sales. After the first receipt of Net Sales, Micromet will provide together with the payment of the royalty (but in no event later than [***] after each calendar quarter during which Net Sales accrued) a written report showing the gross revenues and the calculation of Net Sales. In addition, each such report will include information on revenues and expenses in such detail as may be reasonably required to determine the accuracy of such calculation, including information on costs deducted from revenues in the calculation of Net Sales.
          3.2.2 Payment Method. All amounts due hereunder will be paid in U.S. Dollars by wire transfer in immediately available funds to an account designated by Enzon. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at the lower of (i) [***]% over the overnight LIBOR

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rate in effect on the due date, and (ii) the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.
          3.2.3 Currency Conversion. For any currency conversion required in connection with any payment hereunder, such conversion will be made at the prevailing commercial rate of exchange for purchasing the currency into which an amount is to be converted as publicly announced by Citibank N.A. (or its successor) in New York on the last business day of the calendar quarter to which such payments relate. The calculation of Net Sales will be made in accordance with Micromet’s standard accounting procedures applied by Micromet in its operations.
          3.2.4 Records Retention. Micromet will maintain complete and accurate books, records and accounts in sufficient detail to confirm the accuracy of any payments required hereunder, which books, records and accounts will be retained by Micromet until [***] years after the end of the period to which such books, records and accounts pertain.
          3.2.5 Audit. Enzon will have the right to have an independent certified public accounting firm of internationally recognized standing, reasonably acceptable to Micromet, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of Micromet as may be reasonably necessary to verify the accuracy of amounts reported and payments required hereunder (“Payment Information”) for any calendar quarter ending not more than 36 months prior to the date of such request; provided, however, that Enzon will not have the right to conduct more than [***]. The accounting firm will disclose to both Parties whether such Payment Information is correct or incorrect and the specific details concerning any discrepancies. Enzon will bear all costs of such audit, unless the audit reveals an underpayment of more than [***]% of the amount paid, in which case Micromet will bear the cost of the audit.
          3.2.6 Payment of Additional Amounts. If, based on the results of any audit, additional payments are owed by Micromet under this Agreement, then Micromet will make such additional payments promptly after the accounting firm’s written report is delivered to both Parties. If, based on the results of any audit, payments made pursuant to section 3.1 exceeded payments indicated by the audit as being due thereunder, such excess will be credited against future amounts owed by Micromet under section 3.1.
          3.2.7 Confidentiality. Enzon will treat all information subject to review under this section 3.2 in accordance with the confidentiality provisions of section 6 and will cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Micromet obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.
4. Filing, Prosecution and Maintenance of Patent Rights

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     4.1 Responsibility. Enzon will be solely responsible and bear all costs for the preparation, filing, prosecution and maintenance of the Enzon Licensed Patents in its sole and absolute discretion.
     4.2 Enforcement. Enzon will be solely responsible and bear all costs for (and enjoy all recovery from) any inter partes actions concerning the Enzon Licensed Patents, including but not limited to reexaminations, oppositions, interferences, and infringement actions, all in its sole and absolute discretion.
     4.3 Notice. Enzon will (i) promptly notify Micromet of any actions that may arise pursuant to section 4.2 and (ii) upon reasonable request by Micromet, provide Micromet a report on the status of its activities described in section 4.1.
5. Representation and Warranties
     5.1 Enzon. Enzon hereby represents and warrants to Micromet that: (i) it has the right to grant the licenses granted by it pursuant to this Agreement; and (ii) the licenses so granted do not conflict with or violate the terms of any agreement, assignment, or encumbrance between Enzon and any person or company.
     5.2 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 5.1, ENZON AND MICROMET MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ENZON AND MICROMET EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
6. Confidentiality
     6.1 Definition. “Confidential Information” means any scientific and manufacturing information and plans; marketing and business plans; and financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business disclosed by one Party to the other pursuant to this Agreement.
6.2 Exclusions.
          6.2.1 Notwithstanding the foregoing, information of a Party will not be deemed Confidential Information with respect to a receiving Party for purposes of this Agreement if such information:
               (a) was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure to the receiving Party;

               (b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to the receiving Party;
               (c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to the receiving Party through no fault of or breach of its obligations under this section 6 by the receiving Party;
               (d) was disclosed to the receiving Party other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Party that Controls such information and know-how not to disclose such information or know-how to others; or
               (e) was independently discovered or developed by the receiving Party or its Affiliates, as evidenced by their written records, without the use of, and by personnel who had no access to, Confidential Information belonging to the Party that Controls such information and know-how.
          6.2.2 Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.
     6.3 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the Term and for [***] thereafter, each Party and its Affiliates and sublicensees will keep completely confidential and will not publish or otherwise disclose and will not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the other Party, its Affiliates or sublicensees.
     6.4 Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:
          6.4.1 made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that such Party will first have given notice to such other Party and given such other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;

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          6.4.2 otherwise required by law; provided, however, that the disclosing Party will provide such other Party with notice of such disclosure in advance thereof to the extent practicable;
          6.4.3 made by such Party to the regulatory authorities as required in connection with any filing of BLAs, marketing approval applications, or similar applications or requests for regulatory approvals; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;
          6.4.4 made by such Party, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, research parties, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this section 6; or
          6.4.5 made by such Party to existing or potential acquirers or merger candidates; existing or potential pharmaceutical collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this section 6. Notwithstanding this section 6.4.5, neither Party will disclose any item of the other Party’s Confidential Information to any existing or potential acquirer or merger partner that is substantially involved in the Exploitation of Single Chain Antibodies without first providing such other Party with reasonable advance written notice of each such disclosure.
     6.5 Use of Name. Neither Party will make public use of the other Party’s name except (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by applicable law, and (c) otherwise as agreed in writing by such other Party.
     6.6 Press Releases.
          6.6.1 The Parties will make a joint press release regarding the execution of this Agreement, the final form of which will be subject to approval of both Parties prior to its release to the public. For subsequent press releases and other written public disclosures relating to this Agreement or the Parties’ relationship hereunder (“Proposed Disclosures”), each Party will use reasonable efforts to submit to the other Party a draft of such Proposed Disclosures for review and comment by the other Party at least [***] prior to the date on which such Party plans to release such Proposed Disclosure, and in any event will submit such drafts at least [***] prior to the release of such Proposed Disclosure, and will review and consider in good faith any comments provided in response.
          6.6.2 If a Party is unable to comply with the foregoing [***] notice requirement because of a legal obligation or stock exchange requirement to make more rapid disclosure, such Party will not be in breach of this Agreement but will in that case give telephone notice to a

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senior executive of the other Party and provide a draft disclosure with as much notice as possible prior to the release of such Proposed Disclosure.
          6.6.3 A Party may publicly disclose without regard to the preceding requirements of this section 6.6 information that was previously disclosed in a Proposed Disclosure that was in compliance with such requirements.
          6.6.4 The requirements of this section 6.6 will not apply to public disclosures, written or otherwise regarding a Party’s Pipeline Products that do not specifically refer to this Agreement or the Parties’ relationship hereunder.
     6.7 Terms of Agreement to be Maintained in Confidence. Subject to the provisions of this section 6, including the exception for any public disclosures made in compliance with the terms of section 6.6, the Parties agree that the terms of this Agreement are confidential and will not be disclosed by either Party to any Third Party (except to a Party’s professional advisor) without advance written permission of the other Party, provided that either Party may make any filings of this Agreement required by law or regulation in any country so long as such Party uses its reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consults with the other Party, and permits the other Party to participate, to the extent practicable, in seeking a protective order or other confidential treatment, and further provided that either Party may disclose the terms of this Agreement to a Third Party (and its professional advisors) when such disclosure is reasonably necessary in connection with (i) the grant of a license or sublicense of the licensed Patents to such Third Party, (ii) a merger, acquisition, placement, investment, or other such transaction with such Third Party, or (iii) the sale of securities to or other financing from such Third Party or a financing underwritten by such Third Party, in which case disclosure may be made to any person or entity to whom such Third Party sells such securities (and its professional advisers). Advance written permission for disclosure will not be required when a Party is ordered to disclose information concerning the Agreement by a competent tribunal or such disclosures are required by law, regulation, or stock exchange rules, except that such Party will make all reasonable efforts to limit any disclosure as may be required in the course of legal proceedings by entry of an appropriate protective and confidentiality order, and will provide the other Party with as much advance notice of such circumstances as is practicable.
7. Term and Termination
     7.1 Term. The term of this Agreement (the “Term”) will commence as of the Effective Date and will expire on a country-by-country basis upon the later of: (i) expiration of the last-to-expire Valid Claim in the Enzon Licensed Technology in such country, and (ii) expiration of the Royalty Term in such country; provided, however, that if no first commercial sale has occurred as of the date 15 years after the Effective Date, then this Agreement will expire automatically upon such date.
7.2 Termination for Material Breach.
          7.2.1 Any material failure by a Party to comply with any of its material obligations contained herein (“Default”) will entitle the Party not in default to give to the Party in Default written notice specifying the nature of the Default, requiring the defaulting Party to make good or otherwise cure such Default.
          7.2.2 If such Default is not cured within [***]s after the receipt of notice pursuant to section 7.2.1 above (or, if such Default cannot be cured within such [***] period, if the Party in Default does not commence actions to cure such Default within such [***] period and thereafter diligently continue such actions or if such Default is not otherwise cured within [***] after the receipt of such notice, except in the case of a payment Default, as to which the defaulting Party will have only a [***] cure period), the Party not in Default will be entitled, on written notice to the other Party and without prejudice to any of its other rights conferred on it by this Agreement to seek a determination by a court of competent jurisdiction, in accordance with the procedures set forth in section 10.4 hereof, that such Default constitutes a material breach of this Agreement for which termination of this Agreement is authorized by law (such determination a “Finding of Justifiable Termination”).
          7.2.3 Upon a Finding of Justifiable Termination, the Party not in default will be entitled, in addition to any other remedies available to it by law or in equity, to terminate this Agreement, unless the breaching Party has cured such Default within [***] after delivery of the Finding of Justifiable Termination.
     7.3 Consequences of Expiration and Termination.
          7.3.1 For Material Breach. Upon termination of this Agreement by Enzon pursuant to section 7.2, all licenses granted by Enzon to Micromet under this Agreement will terminate (except as provided in section 7.3.2).
          7.3.2 Survival of Certain Sublicenses. Sublicenses granted by Micromet to a Third Party will survive termination of Micromet’s license under section 7.3.1 provided that (a) such Third Party is not the cause of the Default, (b) such Third Party is not in breach of, and continues to fully perform all obligations under, its sublicense agreement, and (c) Micromet causes such Third Party to, and such Third Party does, pay directly to Enzon the amounts to which Enzon is entitled under this Agreement with respect to such Third Party’s Exploitation of Licensed Products.
          7.3.3 Obligations Continue. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of sections 2.1.2, 2.1.3, 3.2.4 to 3.2.7, 5.2, 6 (except 6.6), 7.3, 8, 9 and 10 will survive termination or expiration of this Agreement.
          7.3.4 Know-How License. Upon expiration of this Agreement pursuant to Section 7.1, Micromet will have a non-exclusive, worldwide, irrevocable, perpetual, fully paid-up license, with the right to sublicense through multiple tiers of sublicenses, under the Enzon GM-CSF Know-How to Exploit Licensed Products.

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8. Indemnification and Insurance
     8.1 Indemnification of Enzon. Micromet will indemnify Enzon, its Affiliates, and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses by Third Parties arising from or occurring as a result of or in connection with Exploitation by Micromet of Licensed Products hereunder, including any claims of Curis, Inc. for payment of license fees or royalties in connection with such Exploitation.
     8.2 Indemnification Procedure.
          8.2.1 Notice of Claim. The indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under section 8.1, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by such Party to this Agreement (the “Indemnified Party”).
          8.2.2 Third Party Claims. The obligations of an Indemnifying Party under this section 8 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in section 8.1 (a “Third Party Claim”) will be governed by and be contingent upon the following additional terms and conditions:
               (a) Control of Defense.
                    (i) At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within 30 days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.
                    (ii) Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.
               (b) Right to Participate in Defense. Without limiting section 8.2.2(a), any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with section 8.2.2(a) (in which case the Indemnified Party will control the defense).
               (c) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time prior to the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with section 8.2.2(a), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s sole and absolute discretion). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.
               (d) Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.
     8.3 Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
     8.4 Insurance. Each Party will have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and will upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.
9. Limitation of Liability
     IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAD OR SHOULD HAVE HAD KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT AND WILL NOT LIMIT EITHER PARTY’S INDEMNITY OBLIGATIONS TO THE OTHER PARTY UNDER THIS AGREEMENT. The foregoing limitations on liability and exclusions of damages: (a) are a fundamental element of the basis of the bargain between the Parties and this Agreement would not be entered into without such limitations and exclusions; and (b) shall apply notwithstanding any failure of essential purpose of any limited remedy herein.
10. Miscellaneous
     10.1 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Enzon are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that Micromet, as licensee of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Enzon under the United States Bankruptcy Code, Micromet will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Micromet’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Micromet’s written request therefore, unless Enzon continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of Enzon upon written request therefore by Micromet.
     10.2 Assignment. Without the prior written consent of the other Party hereto (which such consent may be granted, withheld or conditioned at the other Party’s sole and absolute discretion), neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party (a) to any Affiliate of such Party; or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates. The assigning Party (except if it is not the surviving entity) will remain jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement, and the relevant

Affiliate assignee, Third Party assignee or surviving entity will assume in writing all of the assigning Party’s obligations under this Agreement. Any purported assignment or transfer in violation of this section will be void ab initio and of no force or effect.
     10.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.
10.4 Governing Law; Dispute Resolution.
          10.4.1 This Agreement, its interpretation and construction, and any controversy, claim or dispute between the Parties related to or arising out of this Agreement (each a “Dispute”), including any Dispute relating to the Parties’ relationship created hereby, the negotiations for and entry into this Agreement, its conclusion, binding effect, amendment, coverage, or termination, or the performance or alleged non-performance of a Party of its obligations under this Agreement will be governed by the laws of the State of New York applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction and without reference to its choice of law principles.
          10.4.2 The Parties will try to settle any Dispute amicably between themselves. In the event of a Dispute, a Party may notify the other Party in writing of such Dispute. If the Parties are unable to resolve the Dispute within [***] of receipt of the written notice by the other Party, such dispute will be referred to the [***] who will use their good faith efforts to resolve the Dispute within [***] after it was referred to the [***].
          10.4.3 If a Dispute is not resolved [***] pursuant to section 10.4.2, either Party may bring an action in the federal courts or State courts located in New York County, State of New York, which will have exclusive jurisdiction (without prejudice to the right to seek removal to federal courts) over any such Disputes. The Parties submit to the personal jurisdiction of such courts for any such action, agree that such courts provide a convenient forum for any such action, and waive any objections or challenges to venue.
     10.5 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally, sent by facsimile (and promptly confirmed

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

by personal delivery or overnight courier as provided herein), or sent by internationally-recognized overnight courier addressed as follows:
     If to Enzon, to:
Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, New Jersey 08807
USA
Attention: Chief Executive Officer
Facsimile: (908) 575-1843
with a copy to:
Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, NJ 08807
Attention: General Counsel
Facsimile: (908) 541-8828
     If to Micromet, to:
Micromet AG
Staffelseestrasse 2
81477 Munich
Germany
Attention: Chief Executive Officer
Facsimile: ++49 89 895 277 285
with a copy to:
Cooley Godward LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, Virginia 20190-5656
Attention: Matthias Alder, Esq.
Facsimile: (703) 456-8100
or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, and (ii) on the second business day after dispatch, if sent by internationally-recognized overnight courier. It is understood and agreed that this section 10.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

     10.6 Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment or modification of this Agreement will be binding upon the Parties unless made in writing and duly executed by authorized representatives of both Parties.
     10.7 Relationship of the Parties. It is expressly agreed that the Parties’ relationship under this Agreement is strictly one of licensor-licensee and that this Agreement does not create or constitute a partnership, joint venture, or agency. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding (or purport to be binding) on the other. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party.
     10.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of claims based on the failure to perform or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
     10.9 Counterparts. This Agreement may be executed in 2 or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     10.10 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.
     10.11 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
     10.12 English Language. This Agreement has been written and executed in the English language. Any translation into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will control.
     10.13 Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. The language of this Agreement will be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.
     10.14 No Stacking of Payments. If a Party has an obligation to make any royalty payments under this Agreement with respect to a Licensed Product, then the amount of such payments made will be creditable against any milestone, royalty or profit-sharing payments with respect to the same product under any other agreement between the Parties.
[Remainder of Page Intentionally Left Blank]

     In Witness Whereof, the Parties have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

Micromet AG	Enzon Pharmaceuticals, Inc.

By: /s/ Christian Itin	By: /s/ Jeffrey H. Buchalter

Name: Christian Itin	Name: Jeffrey H. Buchalter
Title: CEO	Title: Chairman, President & CEO

By: /s/ Gregor K. Mirow
Name: Gregor K. Mirow
Title: CFO/COO
[Signature Page to the GM-CSF License Agreement]

APPENDIX A
Enzon Licensed Patents

Application	Application				Patent	Date of
Number	Filing Date	Country	Title of Application	Status	Number	Grant
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.

Application	Application				Patent	Date of
Number	Filing Date	Country	Title of Application	Status	Number	Grant
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.

APPENDIX B
Field Limitations
The licenses granted under this Agreement will not include the right to exploit the following products:
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX C
Net Sales and Other Financial Definitions
“Net Sales” means the aggregate amount of gross revenues invoiced by Micromet, and its Affiliates and its sublicensees from or on account of the sale of product to unaffiliated third parties, less deductions allowed to customers by Micromet, its Affiliates or sublicensees as the case may be, to sell such product using generally accepted accounting principles and reasonable practices with respect to sales of all Micromet’s products, consistently applied, for the following: (a) trade, cash and quantity discounts or rebates; (b) chargebacks paid to distributors and customers; (c) credits or allowances, if any, actually granted on account of price adjustments, recalls, rejection or return of product; (d) payments or rebates paid in respect of any state or federal Medicare, Medicaid or similar programs of the United States or other governments in connection with sales of product to any regulatory authority, governmental agency or any third party funded or reimbursed by Medicare, Medicaid or similar programs of the United States or other governments; (e) excise taxes, sales taxes, value added taxes, consumption taxes, customs and other duties or other taxes or other governmental charges imposed upon and paid or allowed with respect to the production, importation, use or sale of the product (excluding income or franchise taxes of any kind); (f) separately itemized, insurance, freight or other transportation costs and distribution fees paid to a sole source distributor for product (such fees not to exceed [***] of the average sales price) incurred in shipping product to such third parties; and (g) any write-offs for bad debt (collectively, the “Permitted Deductions”). No deduction will be made for any item of cost incurred by Micromet, its Affiliates or sublicensees in preparing, shipping or selling product except as permitted pursuant to the foregoing clauses (a) through (g) inclusive. Net Sales will not include any transfer between any of Micromet and any of its Affiliates or sublicensees for resale, but Net Sales will include the subsequent final sales to unaffiliated third parties by such Affiliates or sublicensees. Fair Market Value will be assigned to any and all non-cash consideration such as but not limited to any credit, barter, benefit, advantage or concession received by Micromet or its Affiliates or sublicensees in payment for sale of product. As used in this definition, a “sale” has occurred when Micromet, an Affiliate or sublicensee recognizes revenue for such sale according to U.S. GAAP (or such other accounting principles as may be applicable to Micromet, such Affiliate or sublicensee). Notwithstanding anything herein to the contrary, the following will not be considered a sale of product under this Agreement: (i) the transfer of a product to a third party without consideration in connection with the development or testing of a product; or (ii) the transfer of a product to a third party without consideration in connection with the marketing or promotion of the product (e.g., pharmaceutical samples). Notwithstanding the foregoing, in calculating Net Sales, no deductions from gross revenues that are not permitted by U.S. GAAP (or such other accounting principles as may be applicable to the Party, Affiliate or sublicensee) to be deducted for the purposes of such calculation will be deducted.
“Fair Market Value” means the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts. For stock that can be bought or sold on an

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

established securities market, or through some other system that acts as the equivalent of a securities market, the Fair Market Value is the average of the high and low selling prices on the date on which a Party receives or transfers such stock. For not publicly traded stock, the Fair Market Value is the value of the stock in the last arm’s length sale to an independent, unrelated Third Party occurring in the 6 months preceding that date, or if no such sale has occurred, the value as determined by the board of directors of the receiving or transferring Party. If the other Party disagrees with the determination by the board of directors, such Party will have the right to dispute such determination and resolve such dispute in accordance with the dispute resolution procedures set forth in the Agreement.
2.